UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 17, 2006 (August 16, 2006)
Education Realty Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

001-32417	201352180

(Commission File Number)	(I.R.S. Employer Identification No.)

530 Oak Court Drive, Suite 300
Memphis, Tennessee	38117

(Address of Principal Executive Offices)	(Zip Code)
901-259-2500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On August 16, 2006, the Compensation Committee of Education Realty Trust, Inc. (the “Company”) granted awards of restricted stock to each of the Company’s Non-Employee Directors pursuant to the Company’s 2004 Incentive Plan (the “Plan”). In connection with such award, each Non-Employee Director of the Company received 500 shares of restricted stock of the Company. The shares granted to each Non-Employee Director are fully vested on the grant date.
          This description is qualified by reference to the provisions of the Restricted Stock Award Agreement, the form of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

10.1*	Form of Restricted Stock Award Agreement

*Management contract or compensatory plan.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Education Realty Trust, Inc.
Date: August 17, 2006	By:	/s/ Paul O. Bower
Paul O. Bower
Chief Executive Officer, President and Chairman of the Board of Directors

INDEX TO EXHIBITS

Exhibit No.	Description
10.1*	Form of Restricted Stock Award Agreement

*Management contract or compensatory plan.